SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ULTRA CARE, INC.**, did on January 30, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 7, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070074967-92
	Filing Date and Time 01/30/2007 7:44 AM
	Entity Number E0082662007-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Ultra Care, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company Name 50 West Liberty Street Suite 880 / Reno / Nevada 89501 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Clifford Belgica Name 6825-196th A ST / Langley BC, Canada / V2Y 3H2 Street Address / City / State / Zip Code 2. Denver Ciano Melchor Name JC 173 Central PICO, La Trinidad / Benguet, Philippines Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any Lawful Business Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Amanda Cardinelli Name X [signature] Signature 50 West Liberty Street Suite 880 / Reno / NV / 89501 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 1/30/2007 Date

This form must be accompanied by appropriate fees.